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                                Exhibit 7.1

                           Joint filing agreement

The undersigned hereby agree that Amendment No. 3 to Schedule 13D to which this Joint Filing Agreement is attached as Exhibit 7.1 is filed on behalf of each of them.

Dated: March 7, 2003


Warren H. Feldman, Individually

/s/ Warren H. Feldman
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Warren H. Feldman





The Warren H Feldman Family L.L.C.


By: /s/ Warren H. Feldman
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    Warren H. Feldman, Manager